Consent of Independent Registered Public Accounting Firm
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The board and shareholders
AXP Global Series, Inc.:
     AXP Global Bond Fund
     AXP Global Technology Fund
     AXP Threadneedle Emerging Markets Fund
     AXP Threadneelde Global Balanced Fund
     AXP Threadneedle Global Equity Fund

The board of trustees and unitholders
World Trust:
     World Income Portfolio
     World Technologies Portfolio
     Emerging Markets Portfolio
     World Growth Portfolio


We consent to the use of our reports included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.



/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    December 21, 2004